UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 21, 2006 (November 7, 2006)

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

211 Mount Airy Road
Basking Ridge, New Jersey	07920
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:  (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Vesting Restricted Stock Unit Awards

In Item 1.01 of its Form 8-K filed with the Securities and Exchange Commission on November 7, 2006, Avaya Inc. (the “Company”) reported that the Compensation Committee of its Board of Directors (the “Board”) had decided to grant awards of performance vesting restricted stock units (“RSUs”) to certain executive officers of the Company pursuant to the terms of the Company’s 2004 Long Term Incentive Plan.  The finalization of the awards was subject to the determination by the Compensation Committee at a later date of the applicable metrics pursuant to which vesting would occur.  The Compensation Committee and the Board have determined that the applicable metric will be total shareholder return versus a peer group of companies.  The peer group consists of those companies that continuously comprise the Standard & Poor’s Information Technology Index during the restriction period relating to the awards, which is the period from and including October 1, 2006 through and including September 30, 2009.  The percentage of RSUs that may vest will vary depending on where the Company’s performance ranks as a percentile against that of the peer group, with potential payouts ranging from 0% to 200% of the target award.  Under the award agreement, 100% of the target award will be payable if the Company performs at the 55th percentile.  The Avaya Inc. 2004 Long Term Incentive Plan Form of Performance Vesting Restricted Stock Unit Award Agreement for the fiscal 2007 awards is attached as Exhibit 10.1.

Fiscal 2007 Short Term Incentive Plan Targets

At the beginning of each fiscal year, corporate targets are established and must be achieved before cash bonuses will be considered under the Avaya Inc. Short Term Incentive Plan (“STIP”).  In the event that corporate performance equals or exceeds those targets, cash bonuses may be paid under the STIP to eligible employees at the end of that fiscal year.

Effective December 18, 2006, the Compensation Committee of the Board determined that, for fiscal 2007, corporate performance would be measured against operating income, revenue growth and cash flow targets.  Each of those components will be weighted 33 1/3%.

Item 9.01(d). Exhibits.

10.1                                       Avaya Inc. 2004 Long Term Incentive Plan Form of Performance Vesting Restricted Stock Unit Award Agreement for Fiscal 2007 Awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: December 21, 2006	By:	/s/ Pamela F. Craven
Name: Pamela F. Craven
Title: Chief Administrative Officer